UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Cephalon, Inc.

(Name of Registrant as Specified in Its Charter)
Valeant Pharmaceuticals International, Inc.

(Name of Person(s) Filing Consent Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Investors:
Laurie W. Little
Valeant Pharmaceuticals International, Inc.
949-461-6002
laurie.little@valeant.com
Media:
Renee E. Soto
Sard Verbinnen & Co.
212-687-8080
rsoto@sardverb.com
Cassandra Bujarski
Sard Verbinnen & Co.
212-687-8080
cbujarski@sardverb.com
VALEANT PHARMACEUTICALS CONGRATULATES TEVA AND CEPHALON ON
THEIR TRANSACTION
Withdraws Consent Solicitation
     Mississauga, Ontario, May 2, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today congratulated Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) and Cephalon, Inc. (NASADQ: CEPH) on their announcement that Cephalon has agreed to be acquired by Teva. In response to the news, Valeant has withdrawn its consent solicitation.
     “We believe that this announcement is positive news for Cephalon stockholders and we are pleased that Teva has paid what we believe is a very full value for the company and as a result, have withdrawn our consent solicitation,” stated J. Michael Pearson, chairman and chief executive officer. “As Cephalon stockholders ourselves with over a million shares owned, we will benefit from this transaction without participating further in the process. We will remain disciplined on our M&A strategy and will look to deploy our freed-up capital on other opportunities to create value for our shareholders.”
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant’s expectation to benefit from the proposed acquisition of Cephalon by Teva and opportunities to create value for Valeant shareholders. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
###